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                                                                    Exhibit 4(k)

                               Russell Corporation
                             2000 Stock Option Plan

                                TABLE OF CONTENTS

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ARTICLE 1. ESTABLISHMENT, EFFECTIVE DATE, OBJECTIVES AND DURATION.................................................1
   1.1   Establishment of the Plan................................................................................1
   1.2   Objectives of the Plan...................................................................................1
   1.3   Duration of the Plan.....................................................................................1

ARTICLE 2. DEFINITIONS............................................................................................1

ARTICLE 3. ADMINISTRATION.........................................................................................7
   3.1   Committee................................................................................................7
   3.2   Powers of Committee......................................................................................7

ARTICLE 4. SHARES SUBJECT TO THE PLAN.............................................................................8
   4.1   Number of Shares Available...............................................................................8
   4.2   Adjustments in Authorized Shares.........................................................................9
   4.3   Treasury Shares Only.....................................................................................9

ARTICLE 5. ELIGIBILITY AND GENERAL CONDITIONS OF AWARDS...........................................................9
   5.1   Eligibility..............................................................................................9
   5.2   Grant Date...............................................................................................9
   5.3   Maximum Term.............................................................................................9
   5.4   Award Agreement..........................................................................................9
   5.5   Restrictions on Share Transferability....................................................................9
   5.6   Termination of Affiliation...............................................................................9
   5.7   Nontransferability of Awards............................................................................11

ARTICLE 6. STOCK OPTIONS.........................................................................................12
   6.1   Grant of Options........................................................................................12
   6.2   Award Agreement.........................................................................................12
   6.3   Option Price............................................................................................12
   6.4   Grant of Reload Options.................................................................................13
   6.5   Conditions on Reload Options............................................................................13
   6.6   Payment.................................................................................................13

ARTICLE 7. STOCK APPRECIATION RIGHTS.............................................................................14
   7.1   Grant of SARs...........................................................................................14
   7.2   Exercise of Tandem SARs.................................................................................14
   7.3   Payment of SAR Amount...................................................................................14

ARTICLE 8. RESTRICTED SHARES.....................................................................................15
   8.1   Grant of Restricted Shares..............................................................................15
   8.2   Award Agreement.........................................................................................15
   8.3   Consideration...........................................................................................15
   8.4   Effect of Forfeiture....................................................................................15
   8.5   Escrow; Legend..........................................................................................15

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ARTICLE 9. PERFORMANCE UNITS AND PERFORMANCE SHARES..............................................................15
   9.1   Grant of Performance Units and Performance Shares.......................................................15
   9.2   Value/Performance Goals.................................................................................15
   9.3   Earning of Performance Units and Performance Shares.....................................................16
   9.4   Form and Timing of Payment of Performance Units and Performance Shares..................................16

ARTICLE 10. BONUS SHARES AND DEFERRED SHARES.....................................................................16
   10.1  Bonus Shares............................................................................................16
   10.2  Deferred Shares.........................................................................................16

ARTICLE 11. BENEFICIARY DESIGNATION..............................................................................17

ARTICLE 12. DEFERRALS............................................................................................17

ARTICLE 13. RIGHTS OF EMPLOYEES AND CONSULTANTS..................................................................17
   13.1  Employment..............................................................................................17
   13.2  Participation...........................................................................................17

ARTICLE 14. CHANGE OF CONTROL....................................................................................17
   14.1  Change of Control.......................................................................................17
   14.2  Pooling of Interests Accounting.........................................................................18

ARTICLE 15. AMENDMENT, MODIFICATION, AND TERMINATION.............................................................19
   15.1  Amendment, Modification, and Termination................................................................19
   15.2  Adjustments Upon Certain Unusual or Nonrecurring Events.................................................19
   15.3  Awards Previously Granted...............................................................................19

ARTICLE 16. WITHHOLDING..........................................................................................19
   16.1  Withholding.............................................................................................19
   16.2  Notification under Code Section 83(b)...................................................................20

ARTICLE 17. ADDITIONAL PROVISIONS................................................................................20
   17.1  Successors..............................................................................................20
   17.2  Gender and Number.......................................................................................20
   17.3  Severability............................................................................................20
   17.4  Requirements of Law.....................................................................................21
   17.5  Securities Law Compliance...............................................................................21
   17.6  No Rights as a Stockholder..............................................................................21
   17.7  Nature of Payments......................................................................................22
   17.8  Governing Law...........................................................................................22
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                               Russell Corporation
                             2000 Stock Option Plan


ARTICLE 1.      ESTABLISHMENT, OBJECTIVES AND DURATION

         1.1. Establishment of the Plan. Russell Corporation, an Alabama corporation (the "Company"), hereby establishes an incentive compensation plan to be known as the Russell Corporation 2000 Stock Option Plan (the "Plan"). The Plan has been adopted by the Board of Directors of the Company (the "Board"). The Plan is effective as of January 18, 2000 (the "Effective Date").

         1.2. Objectives of the Plan. The Plan is intended to allow employees and consultants of the Company and its Subsidiaries to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its Subsidiaries in attracting new employees and consultants and retaining existing employees and consultants. The Plan is also intended to optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals; to provide incentives for excellence in individual performance; and to promote teamwork.

         1.3. Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Article 15 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions.

ARTICLE 2.      DEFINITIONS

        Whenever used in the Plan, the following terms shall have the meanings set forth below:

         2.1.     "Article" means an Article of the Plan.

         2.2. "Award" means Options (including Reload Options), Restricted Shares, Bonus Shares, Deferred Shares, stock appreciation rights (SARs), Performance Units or Performance Shares granted under the Plan.

         2.3. "Award Agreement" means a written agreement by which an Award is evidenced.

         2.4. "Beneficial Owner" has the meaning specified in Rule 13d-3 of the SEC under the Exchange Act.

         2.5.     "Board" has the meaning set forth in Section 1.1.

         2.6. "Bonus Shares" means Shares that are awarded to a Grantee without cost and without restrictions in recognition of past performance (whether determined by reference to another employee benefit plan of the Company or otherwise) or as an incentive to become an employee or consultant of the Company or a Subsidiary.


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         2.7.     "Cause" means, unless otherwise defined in an Award Agreement,

                           (i) a Grantee's conviction of a felony or other crime involving fraud, dishonesty or moral turpitude;

                           (ii) a Grantee's willful or reckless material misconduct in the performance of the Grantee's duties; or

                           (iii)    a Grantee's habitual neglect of duties;

provided, however, that for purposes of clauses (ii) and (iii), Cause shall not include any one or more of the following: bad judgment, negligence or any act or omission believed by the Grantee in good faith to have been in or not opposed to the interest of the Company (without intent of the Grantee to gain, directly or indirectly, a profit to which the Grantee was not legally entitled). A Grantee who agrees to resign from his affiliation with the Company or a Subsidiary in lieu of being terminated for Cause may be deemed to have been terminated for Cause for purposes of this Plan.

         2.8. "Change of Control" means, unless otherwise defined in an Award Agreement, any one or more of the following:

                  (a) any person (as such term is used in Rule 13d-5 of the SEC under the Exchange Act) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a Subsidiary, any employee benefit plan (or any related trust) of the Company or any of its Subsidiaries or any Excluded Person, becomes the Beneficial Owner of 20% or more of the common stock of the Company or of Voting Securities representing 20% or more of the combined voting power of the Company (such a person or group, a "20% Owner"), except that (i) no Change of Control shall be deemed to have occurred solely by reason of such beneficial ownership by a corporation with respect to which both more than 70% of the common stock of such corporation and Voting Securities representing more than 70% of the aggregate voting power of such corporation are then owned, directly or indirectly, by the persons who were the direct or indirect owners of the common stock and Voting Securities of the Company immediately before such acquisition in substantially the same proportions as their ownership, immediately before such acquisition, of the common stock and Voting Securities of the Company, as the case may be and (ii) such corporation shall not be deemed a 20% Owner; or

                  (b) the Incumbent Directors (determined using the Effective Date as the baseline date) cease for any reason to constitute at least two-thirds of the directors of the Company then serving; or

                  (c) approval by the stockholders of the Company of a merger, reorganization, consolidation, or similar transaction, or a plan or agreement for the sale or other disposition of all or substantially all of the consolidated assets of the Company or a plan of liquidation of the Company (any of the foregoing transactions, a "Reorganization Transaction") which, based on information included in the proxy and other written materials distributed to the Company's stockholders in connection with the solicitation by the Company of such


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         stockholder approval, is not expected to qualify as an Exempt
         Reorganization Transaction; or

                  (d) the consummation by the Company of a Reorganization Transaction that for any reason fails to qualify as an Exempt Reorganization Transaction as of the date of such consummation, notwithstanding the fact that such Reorganization Transaction was expected to so qualify as of the date of such stockholder approval.

Notwithstanding the occurrence of any of the foregoing events, a Change of Control shall not occur with respect to a Grantee if, in advance of such event, the Grantee agrees in writing that such event shall not constitute a Change of Control.

         2.9. "Change of Control Value" means the Fair Market Value of a Share on the date of a Change of Control.

         2.10. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and regulations and rulings thereunder. References to a particular section of the Code include references to successor provisions of the Code or any successor statute.

         2.11.    "Committee" has the meaning set forth in Article 3.

         2.12. "Common Stock" means the common stock, $0.01 par value, of the Company.

         2.13.    "Company" has the meaning set forth in Section 1.1.

         2.14. "Deferred Shares" means Shares that are awarded to a Grantee on a deferred basis pursuant to Section 10.2.

         2.15. "Disability" means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

         2.16.    "Effective Date" has the meaning set forth in Section 1.1.

         2.17. "Eligible Person" means (i) any employee (including any officer) of the Company or any Subsidiary, including any such employee who is on an approved leave of absence, layoff, or has been subject to a disability which does not qualify as a Disability and (ii) any person performing services for the Company or a Subsidiary in the capacity of a consultant.

         2.18. "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to a particular section of the Exchange Act include references to successor provisions.

         2.19. "Excluded Person" means any Person who, along with such Person's Affiliates and Associates (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act) is the Beneficial Owner of 15% or more of the Shares outstanding as of the Effective Date, provided that such Person, including such Person's Affiliates and Associates, does not acquire, after the Effective Date hereof, additional Shares in excess of 1% of the then


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outstanding Shares, exclusive of (i) Shares acquired by such Person and such
Person's Affiliates and Associates as a result of stock dividends, stock splits, recapitalizations or similar transactions in which the Company did not receive any consideration for issuing the Shares in question or as a result of repurchases of stock by the Company; (y) Shares acquired by such Person and such Person's Affiliates and Associates as a result of gifts, devises, bequests and intestate succession; and (z) Shares acquired by such Person and such Person's Affiliates and Associates as a result of participation by such Person and such Person's Affiliates and Associates in any dividend reinvestment plan, stock option plan or other similar plan or arrangement of the Company.

         2.20. "Exempt Reorganization Transaction" means a Reorganization Transaction which results in the Persons who were the direct or indirect owners of the outstanding common stock and Voting Securities of the Company immediately before such Reorganization Transaction becoming, immediately after the consummation of such Reorganization Transaction, the direct or indirect owners of both more than 70% of the then-outstanding common stock of the Surviving Corporation and Voting Securities representing more than 70% of the aggregate voting power of the Surviving Corporation, in substantially the same respective proportions as such Persons' ownership of the common stock and Voting Securities of the Company immediately before such Reorganization Transaction.

         2.21. "Fair Market Value" means (A) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, and (B) with respect to Shares, as of any date, (i) the average of the high and low trading prices on such date on the New York Stock Exchange Composite Transactions Tape (or, if no sale of Shares was reported for such date, on the next preceding date on which a sale of Shares was reported), (ii) if the Shares are not listed on the New York Stock Exchange, the average of the high and low trading prices of the Shares on such other national exchange on which the Shares are principally traded or as reported by the NASDAQ Stock Market, or similar organization, or if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market; or (iii) in the event that there shall be no public market for the Shares, the fair market value of the Shares as determined by the Committee.

         2.22. "Freestanding SAR" means an SAR that is granted independently of any other Award.

         2.23.    "Grant Date" has the meaning set forth in Section 5.2.

         2.24.    "Grantee" means an individual who has been granted an Award.

         2.25. "including" or "includes" mean "including, without limitation," or "includes, without limitation", respectively.

         2.26. "Incumbent Directors" means, as of any specified baseline date, individuals then serving as members of the Board who were members of the Board as of the date immediately preceding such baseline date; provided that any subsequently-appointed or elected member of the Board whose election, or nomination for election by stockholders of the Company or the Surviving Corporation, as applicable, was approved by a vote or written consent of at least two-thirds


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of the directors then comprising the Incumbent Directors shall also thereafter be considered an Incumbent Director, unless the initial assumption of office of such subsequently-elected or appointed director was in connection with (i) an actual or threatened election contest, including a consent solicitation, relating to the election or removal of one or more members of the Board, (ii) a "tender offer" (as such term is used in Section 14(d) of the Exchange Act),
(iii) a proposed Reorganization Transaction, or (iv) a request, nomination or suggestion of any Beneficial Owner of Voting Securities representing 15% or more of the aggregate voting power of the Voting Securities of the Company or the Surviving Corporation, as applicable.

         2.27. "Mature Shares" means Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

         2.28.    "Option" means an option granted under Article 6 of the Plan.

         2.29. "Option Price" means the price at which a Share may be purchased by a Grantee pursuant to an Option.

         2.30. "Option Term" means the period beginning on the Grant Date of an Option and ending on the expiration date of such Option, as specified in the Award Agreement for such Option and as may, consistent with the provisions of the Plan, be extended from time to time by the Committee prior to the expiration date of such Option then in effect.

         2.31.    "Performance Period" has the meaning set forth in Section 9.2.

         2.32. "Performance Share" or "Performance Unit" has the meaning set forth in Article 9.

         2.33. "Period of Restriction" means the period during which the transfer of Restricted Shares is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee) or the Shares are subject to a substantial risk of forfeiture, as provided in Article 8.

         2.34.    "Person" shall have the meaning ascribed to such term in
Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

         2.35.    "Plan" has the meaning set forth in Section 1.1.

         2.36.    "Reload Option" has the meaning set forth in Section 6.4.

         2.37.    "Reorganization Transaction" has the meaning set forth in
Section 2.7(c).

         2.38.    "Required Withholding" has the meaning set forth in Article
16.

         2.39. "Restricted Shares" means Shares that are subject to transfer restrictions and are subject to forfeiture if conditions specified in the Award Agreement applicable to such Shares are not satisfied.


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         2.40.    "Rule 16b-3" means Rule 16b-3 promulgated by the SEC under the
Exchange Act, together with any successor rule, as in effect from time to time.

         2.41.    "SAR" means a stock appreciation right.

         2.42. "SEC" means the United States Securities and Exchange Commission, or any successor thereto.

         2.43. "Section" means, unless the context otherwise requires, a Section of the Plan.

         2.44. "Section 16 Person" means a person who is subject to obligations under Section 16 of the Exchange Act with respect to transactions involving equity securities of the Company.

         2.45.    "Share" means a share of Common Stock.

         2.46. "Strike Price" of any SAR shall equal, for any Tandem SAR (whether granted at the same time as or after the grant of the related Option), the Option Price of such Option, or for any other SAR, 100% of the Fair Market Value of a Share on the Grant Date of such SAR; provided that the Committee may specify a higher Strike Price in the Award Agreement.

         2.47. "Subsidiary" means with respect to any Person (a) any corporation of which more than 50% of the Voting Securities are at the time, directly or indirectly, owned by such Person, and (b) any partnership or limited liability company in which such Person has a direct or indirect interest (whether in the form of voting power or participation in profits or capital contribution) of more than 50%.

         2.48.    "Substitute Option" has the meaning set forth in Section 6.3.

         2.49. "Surviving Corporation" means the corporation resulting from a Reorganization Transaction or, if Voting Securities representing at least 50% of the aggregate voting power of such resulting corporation are directly or indirectly owned by another corporation, such other corporation.

         2.50. "Tandem SAR" means an SAR that is granted in connection with a related Option, the exercise of which shall require cancellation of the right to purchase a Share under the related Option (and when a Share is purchased under the related Option, the Tandem SAR shall similarly be canceled).

         2.51. "Termination of Affiliation" occurs on the first day on which an individual is for any reason no longer providing services to the Company or any Subsidiary in the capacity of an employee or consultant, or with respect to an individual who is an employee of, or consultant to, a Person which is a Subsidiary, the first day on which such Person ceases to be a Subsidiary.

         2.52. "Voting Securities" of a corporation means securities of such corporation that are entitled to vote generally in the election of directors, but not including any other class of securities of such corporation that may have voting power by reason of the occurrence of a contingency.


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ARTICLE 3.      ADMINISTRATION

         3.1. Committee. Subject to Article 15, and to Section 3.2, the Plan shall be administered by the Board, or a committee of the Board appointed by the Board to administer the Plan ("Plan Committee"). To the extent the Board considers it desirable for transactions relating to Awards to qualify for an exemption under Rule 16b-3, the Plan Committee shall consist of two or more directors of the Company, all of whom qualify as "non-employee directors" within the meaning of Rule 16b-3. The number of members of the Plan Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 as then in effect. Any references herein to "Committee" are references to the Board or the Plan Committee, as applicable.

         3.2. Powers of Committee. Subject to the express provisions of the Plan, the Committee has full and final authority and sole discretion as follows:

                  (a) to determine when, to whom and in what types and amounts Awards should be granted and the terms and conditions applicable to each Award, including the Option Price, the Option Term, the benefit payable under any SAR, Performance Unit or Performance Share, and whether or not specific Awards shall be granted in connection with other specific Awards, and if so whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards;

                  (b) to determine the amount, if any, that a Grantee shall pay for Restricted Shares, whether and on what terms to permit or require the payment of cash dividends thereon to be deferred, when Restricted Shares (including Restricted Shares acquired upon the exercise of an Option) shall be forfeited and whether such shares shall be held in escrow;

                  (c) to construe and interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan;

                  (d) to make, amend, and rescind rules relating to the Plan, including rules with respect to the exercisability and nonforfeitability of Awards upon the Termination of Affiliation of a Grantee;

                  (e) to determine the terms and conditions of all Award Agreements (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan; provided that the consent of the Grantee shall not be required for any amendment which (A) does not adversely affect the rights of the Grantee, or (B) is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new or change in existing applicable law;

                  (f) to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;

                  (g) to accelerate the exercisability (including exercisability within a period of less than six months after the Grant
         Date) of, and to accelerate or waive any or all of the terms


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
         and conditions applicable to, any Award or any group of Awards for any reason and at any time, including in connection with a Termination of Affiliation;

                  (h) subject to Section 5.3, to extend the time during which any Award or group of Awards may be exercised;

                  (i) to make such adjustments or modifications to Awards to Grantees who are working outside the United States as are advisable to fulfill the purposes of the Plan or to comply with applicable local law;

                  (j) to delegate to the Chief Executive Officer of the Company the power to grant Options and Restricted Shares from time to time to specified categories of Eligible Persons in amounts and on terms to be specified by the Committee; provided that no such grants shall be made to individuals who are then Section 16 Persons;

                  (k) to delegate to officers, employees or independent contractors of the Company matters involving the routine administration of the Plan and which are not specifically required by any provision of this Plan of to be performed by the Committee;

                  (l) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee; and

                  (m) to take any other action with respect to any matters relating to the Plan for which it is responsible.

        All determinations on any matter relating to the Plan or any Award Agreement may be made in the sole and absolute discretion of the Committee, and all such determinations of the Committee shall be final, conclusive and binding on all Persons. No member of the Committee shall be liable for any action or determination made with respect to the Plan or any Award.

ARTICLE 4.      SHARES SUBJECT TO THE PLAN

         4.1. Number of Shares Available. Subject to Section 4.3 and to adjustment as provided in Section 4.2, the number of Shares hereby reserved for delivery under the Plan is 1,500,000. If any Shares subject to an Award granted hereunder are forfeited or an Award or any portion thereof otherwise terminates or is settled without the issuance of Shares, the Shares subject to such Award, to the extent of any such forfeiture, termination or settlement, shall again be available for grant under the Plan. If any Shares (whether subject to or received pursuant to an Award granted hereunder, purchased on the open market, or otherwise obtained, and including Shares that are deemed (by attestation or otherwise) to have been delivered to the Company as payment for all or any portion of the Option Price of an Option pursuant to the next following sentence) are withheld or applied as payment by the Company in connection with the exercise of an Award or the withholding of taxes related thereto, such Shares, to the extent of any such withholding or payment, shall again be available or shall increase the number of Shares available, as applicable, for grant under the Plan. The Committee may from time to time determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.


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

         4.2. Adjustments in Authorized Shares. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event that occurs at any time after the Effective Date affects the Shares such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and type of Shares (or other securities or property of the Company or any Person that is a party to a Reorganization Transaction with the Company) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property of the Company or any Person that is a party to a Reorganization Transaction with the Company) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award or the substitution of other property for Shares subject to an outstanding Award; provided, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

         4.3. Treasury Shares Only. All Shares delivered in connection with Awards shall be treasury shares. No Shares shall be newly-issued in connection with any Awards hereunder.

ARTICLE 5.      ELIGIBILITY AND GENERAL CONDITIONS OF AWARDS

         5.1. Eligibility. The Committee may grant Awards to any Eligible Person, whether or not he or she has previously received an Award.

         5.2. Grant Date. The Grant Date of an Award shall be the date on which the Committee grants the Award or such later date as specified by the Committee in the Award Agreement.

         5.3. Maximum Term. Subject to the following proviso, the Option Term or other period during which an Award may be outstanding shall not extend more than 10 years after the Grant Date, and shall be subject to earlier termination as herein specified; provided, that any deferral of a cash payment or of the delivery of Shares that is permitted or required by the Committee pursuant to Article 12 may, if so permitted or required by the Committee, extend more than 10 years after the Grant Date of the Award to which the deferral relates.

         5.4. Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award (which need not be the same for each grant or for each Grantee) shall be set forth in an Award Agreement.

         5.5. Restrictions on Share Transferability. The Committee may include in the Award Agreement such restrictions on any Shares acquired pursuant to the exercise or vesting of an Award as it may deem advisable, including restrictions under applicable federal securities laws.

         5.6. Termination of Affiliation. Except as otherwise provided in an Award Agreement (including an Award Agreement as amended by the Committee pursuant to Section 3.2), and subject to the provisions of Section 14.1, the extent to which the Grantee shall have the right to exercise, vest in, or receive payment in respect of an Award following Termination of Affiliation shall be determined in accordance with the following provisions of this Section 5.6.

                  (a) For Cause. If a Grantee has a Termination of Affiliation for Cause:

                           (i) the Grantee's Restricted Shares and Deferred Shares that are forfeitable immediately before such Termination of Affiliation shall automatically be forfeited on such date, subject in the case of Restricted Shares to the provisions of
                 Section 8.4 regarding repayment of certain amounts to the Grantee;

                           (ii) the Grantee's Deferred Shares that were vested immediately before such Termination of Affiliation shall promptly be settled by delivery to such Grantee of a number of unrestricted Shares equal to the aggregate number of such vested Deferred Shares, and

                           (iii) any unexercised Option or SAR, and any Performance Share or Performance Unit with respect to which the Performance Period has not ended immediately before such Termination of Affiliation, shall terminate effective immediately upon such Termination of Affiliation.

                  (b) On Account of Death or Disability. If a Grantee has a Termination of Affiliation on account of death or Disability:

                           (i) the Grantee's Restricted Shares that were forfeitable immediately before such Termination of Affiliation shall thereupon become nonforfeitable;

                           (ii) the Grantee's Deferred Shares that were forfeitable immediately before such Termination of Affiliation shall thereupon become nonforfeitable and the Company shall, unless otherwise provided in an Award Agreement, promptly settle all Deferred Shares, whether or not forfeitable, by delivery to the Grantee (or, after his or her death, to his or her personal representative or beneficiary designated in accordance with Article 11) of a number of unrestricted Shares equal to the aggregate number of the Grantee's Deferred Shares;

                           (iii) any unexercised Option or SAR, whether or not exercisable immediately before such Termination of Affiliation, may be exercised, in whole or in part, at any time after such Termination of Affiliation (but in either case only during the Option Term) by the Grantee or, after his or her death, by (A) his or her personal representative or the person to whom the Option or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, or (B) the Grantee's beneficiary designated in accordance with Article 11; and

                           (iv) the benefit payable with respect to any Performance Share or Performance Unit with respect to which the Performance Period has not ended immediately before such Termination of Affiliation on account of death or Disability shall be equal to the product of the Fair Market Value of a Share as of the date of such Termination of Affiliation or the value of the Performance Unit specified in the Award Agreement

         (determined as of the date of such Termination of Affiliation), as applicable, multiplied successively by each of the following:

                           (1) a fraction, the numerator of which is the number of months (including as a whole month any partial month) that have elapsed since the beginning of such Performance Period until the date of such Termination of Affiliation and the denominator of which is the number of months (including as a whole month any partial month) in the Performance Period; and

                           (2) a percentage determined by the Committee that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such Termination of Affiliation would continue until the end of the Performance Period, or, if the Committee elects to compute the benefit after the end of the Performance Period, the Performance Percentage, as determined by the Committee, attained during the Performance Period.

                  (c) Any Other Reason. If a Grantee has a Termination of Affiliation for any reason other than for Cause, death or Disability, then:

                           (i) the Grantee's Restricted Shares and Deferred Shares, to the extent forfeitable immediately before such Termination of Affiliation, shall thereupon automatically be forfeited, subject in the case of Restricted Shares to the provisions of Section 8.4 regarding repayment of certain amounts to the Grantee;

                           (ii) the Grantee's Deferred Shares that were not forfeitable immediately before such Termination of Affiliation shall, unless otherwise provided in an Award Agreement, promptly be settled by delivery to the Grantee of a number of unrestricted Shares equal to the aggregate number of the Grantee's vested Deferred Shares;

                           (iii) any unexercised Option or SAR, to the extent exercisable immediately before such Termination of Affiliation, shall remain exercisable in whole or in part for three months after such Termination of Affiliation (but only during the Option Term) by the Grantee or, after his or her death, by (A) his or her personal representative or the person to whom the Option or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, or
                  (B) the Grantee's beneficiary designated in accordance with
                  Article 11; and

                           (iv) any Performance Shares or Performance Units with respect to which the Performance Period has not ended as of the date of such Termination of Affiliation shall terminate immediately upon such Termination of Affiliation.

         5.7.     Nontransferability of Awards.

                  (a) Except as provided in Section 5.7(c) below, each Award, and each right under any Award, shall be exercisable only by the Grantee during the Grantee's lifetime, or, if permissible under applicable law, by the Grantee's guardian or legal representative or by a transferee receiving such Award pursuant to a qualified domestic relations order (a "QDRO") as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974 or the rules thereunder.

                  (b) Except as provided in Section 5.7(c) below, no Award (prior to the time, if applicable, Shares are issued in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Shares, to the Company) or pursuant to a QDRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

                  (c) To the extent and in the manner permitted by the Committee, and subject to such terms and conditions as may be prescribed by the Committee, a Grantee may transfer an Award to (i) a spouse, sibling, parent or lineal descendant (including a lineal descendant by adoption) (any of the foregoing, an "Immediate Family Member") of the Grantee; (ii) a trust, the primary beneficiaries of which consist exclusively of the Grantee or Immediate Family Members, or (iii) a corporation, partnership or similar entity, the owners of which consist exclusively of the Grantee or Immediate Family Members of the Grantee.

ARTICLE 6.      STOCK OPTIONS

         6.1. Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Without limiting the generality of the foregoing, the Committee may grant to any Eligible Person, or permit any Eligible Person to elect to receive, an Option in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under this Plan or otherwise) which such Eligible Person may be eligible to receive from the Company or a Subsidiary, which Option may have a value (as determined by the Committee under Black-Scholes or any other option valuation method) that is equal to or greater than the amount of such other compensation.

         6.2. Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option Term, the number of shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Committee shall determine.

         6.3. Option Price. The Option Price of an Option under this Plan shall be determined by the Committee, and shall be no less than 100% of the Fair Market Value of a Share on the Grant Date; provided, however, that any Option ("Substitute Option") that is (x) granted to a Grantee in connection with the acquisition ("Acquisition"), however effected, by the Company of another corporation or entity ("Acquired Entity") or the assets thereof, (y) associated with an option to purchase shares of stock or other equity interest of the Acquired Entity or an affiliate thereof ("Acquired Entity Option") held by such Grantee immediately prior to such Acquisition, and (z) intended to preserve for the Grantee the economic value of all or a portion of such Acquired

Entity Option, may be granted with such Option Price as the Committee determines to be necessary to achieve such preservation of economic value.

         6.4. Grant of Reload Options. The Committee may in connection with the grant of an Option or thereafter provide that a Grantee who (i) is an Eligible Person when he or she exercises an Option ("Exercised Option") and (ii) satisfies the Option Price or Required Withholding applicable thereto with Shares (including Shares that are deemed to have been delivered as payment for all or any portion of the Option Price of an Exercised Option by attestation or otherwise) shall automatically be granted, subject to Article 4, an additional option ("Reload Option") in an amount equal to the sum ("Reload Number") of the number of Shares tendered (including Shares that are deemed to have been tendered) to exercise the Exercised Option plus, if so provided by the Committee, the number of Shares, if any, retained by the Company in connection with the exercise of the Exercised Option to satisfy any federal, state, local or foreign tax withholding requirements.

         6.5. Conditions on Reload Options. Reload Options shall be subject to the following terms and conditions:

                  (a) the Grant Date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates;

                  (b) subject to Section 6.5(c), the Reload Option may be exercised at any time during the Option Term of the Exercised Option (subject to earlier termination thereof as provided in the Plan or in the applicable Award Agreement); and

                  (c) the terms of the Reload Option shall be the same as the terms of the Exercised Option to which it relates, except that, unless otherwise provided in the Award Agreement, the Option Price for the Reload Option shall be 100% of the Fair Market Value of a Share on the Grant Date of the Reload Option.

         6.6. Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by cash, personal check or wire transfer or, subject to the approval of the Committee, any one or more of the following means:

                  (a) Mature Shares, valued at their Fair Market Value on the date of exercise;

                  (b) Restricted Shares held by the Grantee for at least six months prior to the exercise of the Option, each such share valued at the Fair Market Value of a Share on the date of exercise; or

                  (c) pursuant to procedures approved by the Committee, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise.

If any Restricted Shares ("Tendered Restricted Shares") are used to pay the Option Price, a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.

ARTICLE 7.      STOCK APPRECIATION RIGHTS

         7.1. Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to any Eligible Person at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination thereof. The Committee shall determine the number of SARs granted to each Grantee (subject to Article 4), the Strike Price thereof, and, consistent with Section 7.2 and the other provisions of the Plan, the other terms and conditions pertaining to such SARs.

         7.2. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

        Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR, (i) the Tandem SAR will expire no later than the expiration of the underlying Option; (ii) the value of the payout with respect to the Tandem SAR may be for no more than 100% of the difference between the Option Price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the Tandem SAR is exercised; and
(iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the Option exceeds the Option Price of the Option.

         7.3. Payment of SAR Amount. Upon exercise of an SAR, the Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying:

                  (a) the excess of the Fair Market Value of a Share on the date of exercise over the Strike Price;

by

                  (b) the number of Shares with respect to which the SAR is exercised;

provided that the Committee may provide in the Award Agreement that the benefit payable on exercise of an SAR shall not exceed such percentage of the Fair Market Value of a Share on the Grant Date as the Committee shall specify. As determined by the Committee, the payment upon SAR exercise may be in cash, in Shares which have an aggregate Fair Market Value (as of the date of exercise of the SAR) equal to the amount of the payment, or in some combination thereof, as set forth in the Award Agreement.

ARTICLE 8.      RESTRICTED SHARES

         8.1. Grant of Restricted Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares to any Eligible Person in such amounts as the Committee shall determine.

         8.2. Award Agreement. Each grant of Restricted Shares shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Shares granted, and such other provisions as the Committee shall determine. The Committee may impose such conditions or restrictions on any Restricted Shares as it may deem advisable, including restrictions based upon the achievement of specific performance goals (Company-wide, divisional, Subsidiary or individual), time-based restrictions on vesting or restrictions under applicable securities laws.

         8.3. Consideration. The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares. Such payment shall be made in full by the Grantee before the delivery of the shares and in any event no later than 10 business days after the Grant Date for such shares.

         8.4. Effect of Forfeiture. If Restricted Shares are forfeited, and if the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of
(x) the amount paid by the Grantee for such Restricted Shares, or (y) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the required amount as soon as is administratively practical. Such Restricted Shares shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company's tender of payment for such Restricted Shares.

         8.5. Escrow; Legends. The Committee may provide that the certificates for any Restricted Shares (x) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Shares become nonforfeitable or are forfeited or
(y) shall bear an appropriate legend restricting the transfer of such Restricted Shares. If any Restricted Shares become nonforfeitable, the Company shall cause certificates for such shares to be issued without such legend.

ARTICLE 9.      PERFORMANCE UNITS AND PERFORMANCE SHARES

         9.1. Grant of Performance Units and Performance Shares. Subject to the terms of the Plan, Performance Units or Performance Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

         9.2. Value/Performance Goals. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid out to the

Grantee. For purposes of this Article 9, the time period during which the performance goals must be met shall be called a "Performance Period."

         9.3. Earning of Performance Units and Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payout based on the number and value of Performance Units or Performance Shares earned by the Grantee over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

        If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines appropriate, the Committee may adjust, change or eliminate the performance goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial performance goals or Performance Period.

         9.4. Form and Timing of Payment of Performance Units and Performance Shares. Payment of earned Performance Units or Performance Shares shall be made in a lump sum following the close of the applicable Performance Period. The Committee may pay earned Performance Units or Performance Shares in cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

        As determined by the Committee, a Grantee may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units or Performance Shares but not yet distributed to the Grantee. In addition, a Grantee may, as determined by the Committee, be entitled to exercise his or her voting rights with respect to such Shares.

ARTICLE 10.     BONUS SHARES AND DEFERRED SHARES

         10.1. Bonus Shares. Subject to the terms of the Plan, the Committee may grant Bonus Shares to any Eligible Person, in such amount and upon such terms and at any time and from time to time as shall be determined by the Committee.

         10.2. Deferred Shares. Subject to the terms and provisions of the Plan, Deferred Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. The Committee may impose such conditions or restrictions on any Deferred Shares as it may deem advisable, including time-vesting restrictions and deferred payment features. The Committee may cause the Company to establish a grantor trust to hold Shares subject to Deferred Share Awards. Without limiting the generality of the foregoing, the Committee may grant to any Eligible Person, or permit any Eligible Person to elect to receive, Deferred Shares in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under this

Plan or otherwise) which such Eligible Person may be eligible to receive from the Company or a Subsidiary.

ARTICLE 11.     BENEFICIARY DESIGNATION

        Each Grantee under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee's lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee's death shall be paid to the Grantee's estate.

ARTICLE 12.     DEFERRALS

        The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Shares, the satisfaction of any requirements or goals with respect to Performance Units or Performance Shares, the grant of Bonus Shares or the expiration of the deferral period for Deferred Shares. If any such deferral is required or permitted, the Committee shall establish rules and procedures for such deferrals.

ARTICLE 13.     RIGHTS OF EMPLOYEES AND CONSULTANTS

         13.1. Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Grantee's employment or consultancy at any time, nor confer upon any Grantee the right to continue in the employ or as consultant of the Company.

         13.2. Participation. No employee or consultant shall have the right to be selected to receive an Award, or, having been so selected, to be selected to receive a future Award.

ARTICLE 14.     CHANGE OF CONTROL

         14.1. Change of Control. Except as otherwise provided in a Grantee's Award Agreement, if a Change of Control occurs, then:

                  (a) the Grantee's Restricted Shares that were forfeitable shall thereupon become nonforfeitable;

                  (b) the Grantee's Deferred Shares that were forfeitable shall thereupon become nonforfeitable and the Company shall immediately settle all Deferred Shares, whether or not forfeitable, by delivery to such Grantee of a number of unrestricted Shares equal to the aggregate number of the Grantee's Deferred Shares;

                  (c) any unexercised Option or SAR, whether or not exercisable on the date of such Change of Control, shall thereupon be fully exercisable and may be exercised, in whole or in part; and

                  (d) the Company shall immediately pay to the Grantee, with respect to any Performance Share or Performance Unit with respect to which the Performance Period has not ended as of the date of such Change of Control, a cash payment equal to the product of (A) in the case of a Performance Share, the Change of Control Value or (B) in the case of a Performance Unit, the value of the Performance Unit specified in the Award Agreement, as applicable, multiplied successively by each of the following:

                           (i) a fraction, the numerator of which is the number of whole and partial months that have elapsed between the beginning of such Performance Period and the date of such Change of Control and the denominator of which is the number of whole and partial months in the Performance Period; and

                           (ii) a percentage equal to a greater of (x) the target percentage, if any, specified in the applicable Award Agreement or (y) the maximum percentage, if any, that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such Change of Control would continue until the end of the Performance Period.

         14.2.    Pooling of Interests Accounting. If the Committee determines:

                  (a) that the consummation of a sale or merger of the Company (a "Closing") is reasonably likely to occur but for the circumstances described in this Section;

                  (b) that, based on the advice of the Company's independent accountants and such other factors that the Committee deems relevant, the grant of any Award or exercise of some or all outstanding Options or SARs would preclude the use of pooling of interests accounting ("pooling") after the Closing; and

                  (c) the preclusion of pooling can reasonably be expected to have a material adverse effect on the terms of such sale or merger or on the likelihood of a Closing (a "Pooling Material Adverse Effect"),

then the Committee may:

                           (i) make adjustments to such Options, SARs or other Awards (including the substitution, effective upon such Closing, of Options, SARs or other Awards denominated in shares or other equity securities of another party to such proposed sale or merger transaction) prior to the Closing so as to permit pooling after the Closing,

                           (ii) cause the Company to pay the benefits attributable to such Options, SARs or other Awards (including for this purpose not only the spread between the then Fair Market Value of the Shares subject to such Options or SARs and the Option Price or Strike Price applicable thereto, but also the additional value of such Options or SARs in excess of such spread, as determined by the Committee) in the form of Shares if such payment would not cause the transaction to remain or become ineligible for pooling; or

                           (iii) provided that the Committee has determined, based on the advice of the Company's independent accountants and such other factors that the Committee deems relevant, that no reasonable alternative is available to the Company to prevent such a Pooling Material Adverse Effect, cancel any or all such Options, SARs or other Awards without the consent of any affected Grantee.

ARTICLE 15.     AMENDMENT, MODIFICATION, AND TERMINATION

         15.1. Amendment, Modification, and Termination. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part without the approval of the Company's stockholders.

         15.2. Adjustments Upon Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.2) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

         15.3. Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary (but subject to Section 14.2), no termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award.

ARTICLE 16.     WITHHOLDING

         16.1.    Withholding

                  (a)      Mandatory Tax Withholding.

                           (i) Whenever under the Plan, Shares are to be delivered upon exercise or payment of an Award or upon Restricted Shares becoming nonforfeitable, or any other event with respect to rights and benefits hereunder, the Company shall be entitled to require (x) that the Grantee remit an amount in cash, or if determined by the Committee, Mature Shares, sufficient to satisfy all federal, state, local and foreign tax withholding requirements related thereto ("Required Withholding"), (y) the withholding of such Required Withholding from compensation otherwise due to the Grantee or from any Shares or other payment due to the Grantee under the Plan or (z) any combination of the foregoing.

                           (ii)     Any Grantee who makes an election under
                  Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting Required Withholding; provided that, in lieu of or in addition to the foregoing, the Company shall have the right to withhold such Required Withholding from compensation otherwise due to the Grantee or from any Shares or other payment due to the Grantee under the Plan.

                  (b)      Elective Share Withholding.

                           (i) Subject to subsection 16.1(b)(ii), a Grantee may elect the withholding ("Share Withholding") by the Company of a portion of the Shares subject to an Award upon the exercise of such Award or upon Restricted Shares becoming non-forfeitable or upon making an election under Section 83(b) of the Code (each, a "Taxable Event") having a Fair Market Value equal to (x) the minimum amount necessary to satisfy Required Withholding liability attributable to the Taxable Event; or (y) with the Committee's prior approval, a greater amount, not to exceed the estimated total amount of such Grantee's tax liability with respect to the Taxable Event.

                           (ii) Each Share Withholding election shall be subject to the following conditions:

                                    (1)      any Grantee's election shall be
                           subject to the Committee's discretion to revoke the Grantee's right to elect Share Withholding at any time before the Grantee's election if the Committee has reserved the right to do so in the Award Agreement;

                                    (2)      the Grantee's election must be made
                           on or before the date (the "Tax Date") on which the amount of tax to be withheld is determined; and

                                    (3)      the Grantee's election shall be
                           irrevocable.

         16.2. Notification under Code Section 83(b). If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee's gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter prior to such an election being made, prohibit a Grantee from making the election described above.

ARTICLE 17.     ADDITIONAL PROVISIONS

         17.1. Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business or assets of the Company.

         17.2. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         17.3. Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if


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

possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

         17.4. Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company shall not be obligated to deliver any Shares or other benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

         17.5.    Securities Law Compliance.

                  (a) If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Committee may impose any restriction on Shares acquired pursuant to Awards under the Plan as it may deem advisable. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be placed on any such certificates to refer to such restrictions. If so requested by the Company, the Grantee shall represent to the Company in writing that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933 or unless he or she shall have furnished to the Company evidence satisfactory to the Company that such registration is not required.

                  (b) If the Committee determines that the exercise of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any stock exchange upon which any of the Company's equity securities are then listed, then the Committee may postpone any such exercise or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise or delivery to comply with all such provisions at the earliest practicable date.

         17.6. No Rights as a Stockholder. A Grantee shall not have any rights as a stockholder with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement. Unless otherwise determined by the Committee at the time of a grant of Restricted Shares, any cash dividends that become payable on Restricted Shares shall be deferred and, if the Committee so determines, reinvested in additional Restricted Shares. Except as otherwise provided in an Award Agreement, any stock dividends and deferred cash dividends issued with respect to Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are issued. The Committee may provide for payment of interest on deferred cash dividends.

         17.7. Nature of Payments. Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company or any Subsidiary or (b) any agreement between (i) the Company or any Subsidiary and (ii) the Grantee, except as such plan or agreement shall otherwise expressly provide.

         17.8. Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Alabama other than its laws respecting choice of law.



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